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                                                                   EXHIBIT 10(f)
                                                                    CONFIDENTIAL
                                                                    ============


                       AMENDMENT TO CONSULTING AGREEMENT


        THIS AMENDMENT is entered into this 28th day of December, 1995, by and between CLEVELAND-CLIFFS INC, an Ohio corporation (hereinafter referred to as "Cliffs"), and SAMUEL K. SCOVIL of Gates Mills, Ohio (hereinafter referred to as "Consultant").

                              W I T N E S S E T H:
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        WHEREAS, Cliffs and Consultant are parties to a Consulting Agreement, dated June 23, 1987, as amended June 18, 1991, for a term ending on December 31, 1996; and

        WHEREAS, the parties to that agreement wish to further amend it in certain respects.

        NOW THEREFORE, the parties agree to further amend said Consulting Agreement as follows:

        1.   Article III is amended in its entirety to read as follows:

             III.  SERVICES AND COMPENSATION
                   -------------------------

                Consultant agrees to provide to Cliffs, when and to the extent reasonably required, consulting and advisory services during the term of this Agreement, and Cliffs agrees to pay Consultant at the rate of Twenty Thousand Dollars ($20,000.00) per year through the year 1995, payable quarterly in advance on the first day of January, April, July and October of each year, and agrees to pay $5,000 for the first quarter of 1996, payable on January 1, 1996, except that for the period commending July 1, 1991 through December 31, 1992, the annual rate shall be Eighty Thousand Dollars ($80,000.00),
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        of which Sixty Thousand Dollars ($60,000.00) of such annual rate shall not be subject to the penultimate sentence of Article X.

   2.   Article X is amended in its entirety to read as follows:

        X.      TERM
                ----

                This Agreement shall become effective as of January 1, 1987 and, subject to the other provisions hereof, shall terminate on March 31, 1996. This Agreement shall also terminate upon Consultant's earlier death whereupon the balance payable hereunder through March 31, 1996 shall immediately become due and be paid to Consultant's estate within ninety (90) days of the date of Consultant's death.
                Notwithstanding the above, the termination of this Agreement shall not terminate the obligations of Consultant as contained in
        Section V. above.

 3. Except as provided herein, the Consulting Agreement remains in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, this Agreement has been executed on the day and year first above written.

                                        CLEVELAND-CLIFFS INC


                                        By  /s/ M. Thomas Moore
                                          ------------------------------------
                                          Chairman and Chief Executive Officer

                                        Consultant:

                                          /s/ Samuel K. Scovil
                                        --------------------------------------
                                        SAMUEL K. SCOVIL





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